ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100167660-39
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/17/2010 1:30 PM
	Entity Number E0889322006-1

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Xodtec Group USA, Inc.

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated
Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☒ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

FIRST: The name of the Corporation is Xodtec LED, Inc.

(Amended and Restated Articles Attached)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

XODTEC GROUP USA, INC.

Pursuant to NRS 78.403

Xodtec Group USA, Inc., a corporation organized and existing under the Laws of the State of Nevada, pursuant to NRS 78.403, does hereby amend and restate its Articles of Incorporation as presently in effect.

FIRST: The name of the Corporation is Xodtec LED, Inc. (the "Corporation").

SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Nevada.

THIRD: (a) The total number of shares of capital stock which this Corporation is authorized to issue is two hundred thirty five million (235,000,000) shares, of which:

(i) ten million (10,000,000) shares shall be designated as preferred stock, and shall have a par value of $0.001 per share; and

(ii) two hundred twenty five million (225,000,000) shares shall be designated as common stock, and shall have a par value of $0.001 per share.

(b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i) the designation of such series and the number of shares comprising the series;

(ii) whether dividends are payable on such series and, if dividends are payable, the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or noncumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi) the extent, if any, to which the holders of the shares of such series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such series shall be entitled;

(vii) the restrictions, if any, on the issue or reissue of any additional shares or series of preferred stock;

(viii) the conditions, if any, under which the number of shares comprising such series may be increased or decreased (but not below the number of outstanding shares of such series); and

(viii) the rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon the distribution of assets of, the Corporation.

(c) No holder of any stock of the Corporation of any class or series now or hereafter authorized, shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase, any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

FOURTH: The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent.

FIFTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

SIXTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Chapter 78 of the Nevada Revised Statutes, as the same exists or may hereafter be

amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article SIXTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if Chapter 78 of the Nevada Revised Statutes requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SIXTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(c) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Chapter 78 of the Nevada Revised Statutes.

SEVENTH: The Board of Directors shall have power to make, adopt, alter, amend or repeal from time to time By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-laws made by the Board of Directors and subject to the provisions of any By-law limiting the right of the Board of Directors to make certain modifications to the By-laws.

EIGHTH: The 10,000,000 shares of preferred stock which were designated as Series A Convertible Preferred Stock ("Series A Preferred Stock") pursuant to a Certificate of Designation which was filed with the Secretary of State on December 14, 2009, are restored to the status of authorized and unissued shares of preferred stock with no designation as to class or series. No shares of Series A Preferred Stock were issued, and series of preferred stock designated as Series A Preferred Stock is hereby terminated.

IN WITNESS WHEREOF, the Corporation, by authorization by a resolution by the board of directors and shareholders, has caused these Amended and Restated Articles of Incorporation to be signed by its chief executive officer this 15th day of March, 2010.

Yao-Ting Su, Chief Executive Officer

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20130359680-07
Filing Date and Time
05/30/2013 10:50 AM
Entity Number
E0889322006-1

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Xodtec LED, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

To increase the authorized common stock to 400,000,000 shares by replacing clause (a)(ii) of Article THIRD with the following: "400,000,000 shares shall be designated as common stock and shall have a par value of $0.001 per share";

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 146,265,531 shares of common stock and 5,000,000 shares of series A convertible preferred stock

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

This form must be accompanied by appropriate fees

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130606289-07
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/16/2013 11:08 AM
	Entity Number E0889322006-1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Xodtec LED, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

To change the name of the corporation by amending Article FIRST to read as follows:

FIRST: The name of the Corporation is Cala Energy Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 73.6% of common stock

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske	20150126921-39
Barbara K. Cegavske	Filing Date and Time
Secretary of State	03/20/2015 12:29 PM
State of Nevada	Entity Number
	E0889322006-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Cala Energy Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

(i) ten million (10,000,000) shares shall be designated as preferred stock, and shall have a par value of $0.001 per share; and (ii) four hundred million (400,000,000) shares shall be designated as common stock and shall have a par value of $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

(i) ten million (10,000,000) shares shall be designated as preferred stock, and shall have a par value of $0.001 per share; and (ii) four hundred million (400,000,000) shares shall be designated as common stock and shall have a par value of $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Corporation is effectuating a one-for-eight hundred (1:800) reverse stock split of its outstanding common stock whereby, each eight hundred (800) shares of common stock is exchanged for one (1) share of new common stock, provided, however that any fractional shares outstanding shall be rounded up to the nearest whole share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No shareholder shall receive fractional shares and any fractional share issuances shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X *[signature]* Chief Executive and Financial Officer

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 1-5-15

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140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150151565-41
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/01/2015 12:50 PM
	Entity Number E0889322006-1

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Lingerie Fighting Championships, Inc.
Name of **merging** entity

Nevada — Jurisdiction
corporation — Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

and,

Cala Energy Corp.
Name of **surviving** entity

Nevada — Jurisdiction
corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

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ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):**

Attn:

c/o:

3) **Choose one:**

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) **Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):**

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Lingerie Fighting Championships, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Cala Energy Corp.
Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article One of the Articles of Incorporation of Cala Energy Corp. is hereby amended to change the name of the Corporation to Lingerie Fighting Championships, Inc.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: ______ Time: ______

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

Lingerie Fighting Championships, Inc.
Name of merging entity

X Shaun Donnelly — President — 3/31/2015
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

Name of merging entity

X
Signature — Title — Date

and,

Cala Energy Corp.
Name of surviving entity

X Shaun Donnelly — President — 3/31/15
Signature — Title — Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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